INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement No. 33-1576 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 2, 1998, on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





/s/Deloitte & Touche LLP


Lincoln, Nebraska
April 2, 1998